EXHIBIT 10.1
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                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made on July 26, 2002, effective as of January 1, 2002 (the "Effective Date"), between EQUITY ONE, INC., a Maryland corporation (the "Employer"), and CHAIM KATZMAN (the "Employee") and replaces and supersedes in its entirety that certain Employment Agreement, dated as of January 1, 1996 between the Employer and the Employee.

                              W I T N E S S E T H:

         WHEREAS, the Employer desires to continue to employ the Employee as its Executive Chairman of the Board of Directors and Chief Executive Officer on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Employee desires to continue his employment with the Employer on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TERM. The term of this Agreement shall commence effective as of January 1, 2002 and shall continue until December 31, 2006 and shall be automatically renewed annually thereafter, unless either party gives the other party prior written notice at least 180 days prior to the termination date of the party's intent not to renew this Agreement.

         2. DUTIES. The Employee is engaged to act as Executive Chairman of the Board of Directors and Chief Executive Officer of the Employer. Subject to the authority of the Board of Directors, the Employee shall be in complete charge of the business and operations of the Employer, shall have full authority and responsibility for formulating corporate policies, and shall administer the Employer in all respects. His powers shall include the authority to hire and fire personnel, and to retain consultants when he deems necessary to implement the Employer's policies. In addition, the Employee shall have such other duties as may from time to time be reasonably assigned to him by the Board of Directors.

         3. TIME DEVOTED.

                  (a) During the period of his employment hereunder, and except for illness, reasonable vacation periods, state, federal and religious holidays and reasonable leaves of absence, the Employee shall devote so much of his business time, attention, skill and efforts as shall be required for the faithful performance of his duties hereunder. However, the Employee may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with the




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Employer or the Employer's business or adversely affect the performance of the
Employee's duties pursuant to this Agreement.

                  (b) The Employer recognizes that the Employee presently is the Chairman of the Board of Directors and Chief Executive Officer of Gazit, Inc., Chairman of the Board of Directors and Chief Executive Officer of Gazit-Globe
(1982), Ltd. and the Chairman of the Board of First Capital Reality, Inc., is an officer and director of certain of their affiliates and is involved in other ventures and businesses to which the Employee will devote, from time to time, his business time, attention, skill and efforts. Notwithstanding the generality of the provisions set forth in Paragraph 3(a), the Employee may, directly or indirectly, engage in other businesses in the United States not in direct competition with the Employer, which may include any type of real estate business or activity (other than the ownership, acquisition, development or management of retail shopping centers or retail malls), provided that Employee's involvement in such other businesses shall not adversely affect the Employee's performance of his duties pursuant to the terms of this Agreement nor detrimentally affect the affairs and business of the Employer. Further, Employee may, directly or indirectly, engage in any businesses, without limitation, outside the United States, provided that Employee's involvement in such other business shall not adversely affect the Employee's performance of his duties pursuant to the terms of this Agreement.

         4. COMPENSATION.

                  (a) For all services rendered by the Employee in any capacity during his employment under the Agreement, the Employer shall pay the Employee an annual salary (the "Base Salary") equal to Four Hundred and Thirty Thousand and No/l00 Dollars (US$430,000.00) per annum for 2002, payable, in advance, in quarterly installments, on the first day of each calendar quarter. The Base Salary shall be increased annually on January 1st of each year, commencing on January 1, 2003, by the greater of (i) six percent per year or (ii) the rate of increase of the Consumer Price Index as determined by the United States Department of Labor for the year immediately preceding each such January 1st.

                  (b) For each year commencing with calendar year 2002, during which the Employee is employed by the Employer, the Employee shall be eligible to participate in a bonus plan maintained by the Employer that provides an annualized cash bonus opportunity (the "Bonus") upon achievement of performance targets (the "Targets"), with a targeted bonus opportunity equal to 65% of the Employee's then Base Salary (the "Bonus Amount"). The compensation committee of the Board of Directors shall establish reasonable Targets for the Employee. However, the Employee acknowledges and agrees that the Targets utilized for calculating any Bonus payable to the Employee shall be determined by the compensation committee of the Board, in its sole reasonable discretion. The Targets shall be established no later than February 28th of each calendar year, except for 2002. The Targets for 2002 shall be in accordance with Exhibit A attached to this Agreement.

                  The Employee shall be entitled to receive a single cash payment of the Bonus Amount for each calendar year not later than March 15th of the following year in accordance with the following schedule: for achieving less than 50% of the Targets, the Employee shall not



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be entitled to any Bonus; for achieving from 50% to less than 100% of the
Targets, the Employee shall be entitled to one-half of the Bonus Amount; for achieving from 100% to less than 150% of the Targets, the Employee shall be entitled to the Bonus Amount; for achieving from 150% to less than 200% of the Targets, the Employee shall be entitled to one and one-half of the Bonus Amount; and for achieving 200% or more of the Targets, the Employee shall be entitled to two times the Bonus Amount. Notwithstanding the foregoing, the Employee shall have the right, by providing written notice to the Employer no later than ten days after the Bonus Amount for any calendar year is finally determined, to elect to receive all or a specified portion of the Bonus Amount in shares of stock of the Employer. For purposes of this Paragraph, the shares of stock shall be valued at 85% of the average closing price of such shares during the 20 trading days preceding the date of such notice on the primary securities exchange on which such shares are listed and traded.

                  (c) The Employer shall provide, at the Employer's cost, the Employee with a suitable automobile for his business use, including all related maintenance, repairs, insurance, and other costs. Such automobile may also be used by the Employee (and any one authorized by the Employee, including family members) for personal use at no cost to the Employee.

                  (d) The Employer shall provide, at the Employer's cost, the Employee with cellular telephones and, at the Employee's home, with office furniture, business telephone lines and related telephone equipment, a computer and related peripherals, high speed Internet access, a copy machine, a facsimile machine and any other reasonably necessary office equipment. The parties recognize that the cellular telephones and at home office are necessary for the Employee to perform his duties hereunder. The Employer recognizes and agrees that the Employee (and any one authorized by the Employee, including family members) shall be permitted to use the cellular telephones and at home office equipment and services for personal use at no cost to the Employee.

                  (e) The Employer shall reimburse the Employee for all reasonable expenses incurred by him in the discharge of his duties hereunder, including travel expenses, consistent with past practices. Any frequent flyer miles or points and similar benefits provided by hotels, credit card companies and others received by the Employee in connection with his business travel shall be retained by the Employee for his personal use. The Employer shall provide the Employee with credit cards for the payment of business expenses issued either in the name of the Employer with the Employee as authorized user or in the name of the Employee for the account of the Employer, and balances thereon shall be payable by Employer. The Employee shall maintain detailed records of such expenses in such form as the Employer may reasonably request and make such records available to the Employer as and when requested.

                  (f) All sums payable to the Employee hereunder shall be subject to all federal, state and municipal laws or governmental regulations now or hereafter in existence requiring the withholding, deduction, or payment therefrom of sums for income or other taxes payable by or for or assessable against the Employee, it being agreed that the Employer shall act thereon in accordance with its interpretation and good faith of any such laws or regulations.



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                  (g) In the event that at any time during the term of this
Agreement, the Employer proposes to register any of its securities under the Securities Act of 1933, as amended, the Employer shall give the Employee the right and opportunity to register, each time that the Employer so proposes, any or all securities of the Employer held by the Employee, including, any stock options and securities subject to such stock options. Nothing contained in this Agreement shall limit or modify any registration rights granted to the Employee by the Employer pursuant to any other contract or arrangement.

                  (h) Simultaneously with the execution of this Agreement, the maturity date of the currently outstanding loans made by the Employer to the Employee in the respective principal amounts of $297,000 and $2,870,000 shall each be extended until December 31, 2006. Except for the extension of the maturity date of the outstanding loans, the other terms and provisions of the outstanding loans shall remain unchanged.

                  (i) If the Employer provides notice to the Employee of the Employer's intent not to renew this Agreement as permitted in Article 1, then the Employer shall pay the Employee severance compensation equal to twice the sum of the Employee's then Base Salary and the amount of his Bonus payment, if any, for the then most recently completed fiscal year, payable in a cash payment no later than the termination date of this Agreement.

         5. INCENTIVE COMPENSATION. The Employer shall issue to the Employee, pursuant to the Employer's 2000 Executive Incentive Compensation Plan (the "Incentive Plan"), Options (as defined in the Incentive Plan) to acquire an aggregate of 850,000 shares of the Employer's capital stock. The Employer shall grant to the Employee the number of Options indicated on the following dates: simultaneously with the execution of this Agreement, 300,000 Options; January 1, 2003, 300,000 Options; and January 1, 2004, 250,000 Options. The exercise price of the 300,000 Options granted simultaneously with the execution of this Agreement shall be $13.25 per share and the exercise price of the remaining Options shall be equal to the average closing price of the Employer's capital stock during the 15 trading days immediately prior to the date of grant of the Options. Options covering 170,000 shares shall vest on the last day of each year, commencing on December 31, 2002, until all Options granted pursuant to the terms of this Agreement have vested. Each Option granted hereunder shall expire ten years from the date of the grant of such Option.

         In addition, the Employer agrees to issue to the Employee, pursuant to the Incentive Plan, 103,500 shares of Restricted Stock (as defined in the Incentive Plan). The Restricted Stock shall vest in five equal installments on January 1, 2003, 2004, 2005 and 2006 and December 31, 2006. The Employee shall be entitled to receive dividends on the shares of Restricted Stock, whether vested or not. The Employee acknowledges and agrees that the Employer has previously fulfilled its obligation to issue the Restricted Stock as required by this paragraph by issuing 103,500 shares of Restricted Stock to the Employee on June 11, 2002.

         6. PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate in or receive benefits under all of the Employer's employee benefit plans and arrangements in effect on the date hereof or made available in the future to the executives and key management employees of the Employer, including without limitation, health, medical and retirement plans,





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and being entitled to be considered for awards under any existing or future incentive compensation plans, stock option plans or restricted stock plans, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Notwithstanding the generality of the foregoing, the Employer shall provide the Employee with disability insurance for the benefit of the Employee, at the Employee's expense.

         7. VACATION; DAYS OFF. The Employee shall be entitled to take up to 25 business days of vacation, at times to be determined by agreement of the Employee and the Employer. In addition, the Employee may take such time as the Employee determines necessary to attend such meetings as may reflect the interests of the Employer, and the Employer shall reimburse the Employee for all of the expenses incurred thereby.

         8. ILLNESS. The Employee shall be entitled to take up to 30 days of sick leave per year; provided, however, that any prolonged illness resulting in absenteeism greater than the sick leave permitted herein or disability shall not constitute "cause" for termination under the terms of this Agreement.

         9. TERMINATION FOR CAUSE.

                  (a) For purposes of this Agreement, the term "cause" shall mean:

                           (1) The breach of any material provisions of this
Agreement by the Employee;

                           (2) The arrest and conviction of the Employee for a
felony, capital crime or any crime involving moral turpitude, including but not limited to crimes involving illegal drugs, after all appeals; or

                           (3) The commission or participation by the Employee
in an act of fraud or dishonesty against the Employer that is materially injurious to the Employer.

                  (b) The determination of "cause" shall be made by the affirmative vote of at least 80% of the members of the Board of Directors of the Employer (excluding the Employee and any other employee of the Employer) at a special meeting convened specifically for such determination. The Employee may be terminated immediately following notice by the Employer for "cause," unless "cause" is by reason of subparagraph (a)(1), in which case the Employee shall have 30 days from the date of such notice to cure such breach, or if the breach cannot be reasonably cured within such 30 day period, to commence to cure such breach, to the satisfaction of the Employer's Board of Directors, within such 30 day period. If the Employee has not cured such breach to the satisfaction of the Board of Directors within 90 days after the date of such notice, the Employer shall give notice of termination to the Employee and this Agreement shall terminate as of the date of such notice. Upon termination of the Employee's employment pursuant to this Paragraph 9(b), the Employee shall be entitled to be paid his Base Salary to the date of termination and the Employer shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Paragraph 4 (e)).



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         10. TERMINATION WITHOUT CAUSE; RESIGNATION AFTER CHANGE OF CONTROL.

         (a) In the event the Employee is terminated as an employee of the Employer without cause or in the event that the Employee resigns or is terminated for any reason at any time during the one year period (the "Change of Control Period") after a Change in Control (as hereinafter defined) of the Employer, then: (i) the Employee shall be entitled to receive as of the date of such termination or resignation a cash payment in an amount equal to 2.99 times the sum of his then Base Salary and the amount of his Bonus payment, if any, for the then most recently completed fiscal year, (ii) any Options that have not previously been granted to the Employee pursuant to the provisions of Paragraph 5 shall be granted effective as of the date of such termination or resignation to the Employee with an exercise price equal to the average closing price of the Employer's capital stock during the 15 trading days immediately prior to such date, (iii) all Options and restricted stock awards granted to the Employee (including the Options granted pursuant to (ii) above) shall immediately vest, and (iv) the Employee shall thereby be granted a put option giving him the right to tender all or a portion of his shares of stock and stock options of the Employer owned by the Employee to the Employer as provided in Paragraph 13.

         (b) For purposes of this Agreement, "Change in Control" shall be deemed to have occurred upon:

                  (i) Approval by the stockholders of the Employer of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Employer immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 26% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Employer or (z) the sale of all or substantially all of the assets of the Employer (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned) excluding, for purposes of this Paragraph, any acquisitions by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, that as of the Effective Date beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) a Controlling Interest (as defined below) of the Employer or any affiliate of such person, entity or "group";

                  (ii) Individuals who, as of the Effective Date, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided (A) that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Employer's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Employer, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange
Act) or (B) any individual appointed to the Board of Directors by the Incumbent







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Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) The acquisition (other than from the Employer) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 26% of either the then outstanding shares of the Employer's Common Stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Employer or its subsidiaries, or (2) any person, entity or "group" that as of the Effective Date beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) a Controlling Interest of the Employer or any affiliate of such person, entity or "group."

Notwithstanding anything in this Paragraph to the contrary, the Employee acknowledges and agrees that a Change of Control as defined above shall not be deemed to have occurred solely as a result of the direct or indirect sale by the Employee or his affiliates of their shares of the Employer's Common Stock unless
(1) such sale was approved or recommended by a majority of the Incumbent Board (excluding the Employee and any other employee of the Employer), or (2) such sale was approved by a majority of the Employer's stockholders that are not affiliated directly or indirectly with the Employee or his affiliates, or (3) the stockholders of the Employer have the right to participate, generally, in such sale on the same terms and conditions as the Employee or his affiliates.

         11. RESIGNATION BY EMPLOYEE. The Employee shall at all times have the right, upon 90 days' written notice to the Employer, to resign as an employee of the Employer. Upon any resignation by the Employee (except during the Change of Control Period), the Employee shall be entitled to be paid his Base Salary to the effective date of termination and an additional payment equal to the Bonus, if any, paid to the Employee with respect to the then most recently completed fiscal year, pro rated based on the portion of the current fiscal year that the Employee was employed by the Employer and shall be granted a put option giving him the right to tender all or a portion of his shares of stock and vested stock options of the Employer owned by the Employee to the Employer as provided in Paragraph 13.

         Except as provided in the immediately preceding sentence and except for the reimbursement for reasonable business expenses incurred prior to the effective date of termination, subject, however, to the provisions of Paragraph 4(e), the Employer shall have no further liability to the Employee hereunder.

         12. DISABILITY; DEATH.

         (a) The Employer shall at all times have the right, upon written notice to the Employee, to terminate the Employee's employment hereunder if the Employee shall, as the result of mental or physical incapacity, illness or disability, become unable to perform his duties hereunder for in excess of 120 days in any 12-month period. Upon any termination pursuant to this Paragraph,
(i) the Employer shall pay to the Employee as soon as practicable in a single payment the total amount of Base Salary that the Employee would have received through the end





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of the term of this Agreement, plus an amount equal to the Bonus, if any, paid to the Employee with respect to the then most recently completed fiscal year times the number of years (pro rated for partial years) during the period commencing with the first day of the fiscal year in which the termination occurred through the end of the term of this Agreement, (ii) all stock options and restricted stock awards granted to the Employee shall vest, and (iii) the Employee shall be granted a put option giving him the right to tender all or a portion of his shares of stock and stock options of the Employer owned by the Employee to the Employer as provided in Paragraph 13. Except as provided in the immediately preceding sentence and except for the reimbursement for reasonable business expenses incurred prior to the effective date of termination, subject, however, to the provisions of Paragraph 4(e), the Employer shall have no further liability to the Employee hereunder.

         (b) In the event of the death of the Employee during the term of his employment hereunder, the Employer shall pay to the estate of the deceased Employee as soon as practicable, but in no event more than 30 days from the date of the Employee's death, in a single payment (i) the total amount of Base Salary that the Employee would have received through the end of the term of this Agreement and (ii) a bonus payment equal to the Bonus, if any, paid to the Employee with respect to the then most recently completed fiscal year times the number of years (pro rated for partial years) during the period commencing with the first day of the fiscal year in which the Employee died through the end of the term of this Agreement. In addition, in the event of the death of the Employee during the terms of this Agreement, (i) all stock options and restricted stock awards granted to the Employee shall vest, and (ii) the estate of the Employee shall be granted a put option giving the estate the right to tender all or a portion of the shares of stock and stock options of the Employer owned by the Employee to the Employer as provided in Paragraph 13. Except as provided in the two immediately preceding sentences and except for the reimbursement for reasonable business expenses incurred prior to the effective date of termination, subject, however, to the provisions of Paragraph 4(e), the Employer shall have no further liability to the Employee hereunder.

         13. PUT OPTION.

         In the event that the Employee is terminated without cause, resigns as an employee of the Employer, is terminated by the Employer as a result of mental or physical incapacity, illness or disability as provided in Paragraph 12(a) or dies, then the Employer shall grant the Employee or his estate, as the case may be, an option (the "Put Option") to sell all or any portion of the shares of stock, shares of vested restricted stock and vested stock options owned by the Employee to the Employer in accordance with the provisions of this Paragraph. The Employee or his estate, as the case may be, shall have the right to exercise the Put Option by giving written notice to the Employer within 180 days after the Employee ceases being employed by the Employer specifying the number of shares of stock, vested restricted stock and vested stock options being tendered. The Employer shall, within 20 business days after receiving the notice of exercise, purchase each tendered share of stock at a price per share (the "Per Share Purchase Price") equal to (i) if the Employer's stock is listed and traded on a securities exchange, the price per share equal to the average closing price over the 15 trading days preceding the date the stock is tendered pursuant to this provision, (ii) if the Employer's stock is not listed and traded on a





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securities exchange, the price per share equal to the price per share of a third-party, arms' length sale of stock of the Employer, in similar quantities, during the six-month period immediately preceding the tender, or (iii) if the price cannot be determined pursuant to (i) or (ii) above, the fair market value as determined by an appraiser mutually acceptable to the parties. If the parties are unable to agree upon a mutually acceptable appraiser within ten days after notice is given of the proposed tender, the matter shall be submitted to binding arbitration by the American Arbitration Association who shall appoint one arbitrator pursuant to the Rules of Commercial Arbitration within seven days after submission and said arbitrator shall determine the fair market value of the tendered shares by utilizing a nationally recognized, reputable investment banking firm. The determination of fair market value must be completed within 30 days after the appointment of an arbitrator and the arbitrator's findings shall be final. The proceedings shall take place in Miami, Florida in the English language and each party shall pay one-half the cost of the proceedings and the appraisal.

         In addition, the Employer shall, within 20 business days after receiving the notice of exercise, purchase each tendered, vested stock option at a price equal to the Per Share Purchase Price less the exercise price for such tendered stock option.

         14. RESIGNATION FROM POSITIONS. Any termination of employment under this Agreement, whether or not voluntary, will automatically constitute a resignation, effective as of the date of such termination, by the Employee as to his positions as an officer and director of the Employer and its subsidiaries and as to all positions held by the Employee as trustee of any qualified or nonqualified trusts for the benefit of employees of the Employer.

         15. CONFIDENTIAL INFORMATION.

                  (a) Without the prior written consent of the Employer, except as may be required by law, the Employee will not, at any time, either during or after his employment by the Employer, directly or indirectly divulge or disclose to any person, entity, firm or association, including, without limitation, any future employer, or use for his own or others benefit or gain, any financial information, prospects, customers, tenants, suppliers, clients, sources of leads, methods of doing business, intellectual property, plans, products, data, results of tests or any other trade secrets or confidential materials or like information of the Employer, including (but not by way of limitation) any and all information and instructions, technical or otherwise, prepared or issued for the use of the Employer (collectively, the "Confidential Information"), it being the intent of the Employer, with which intent the Employee hereby agrees, to restrict him from dissemination or using any like information that is not readily available to the general public.

                  (b) All books, records, accounts, tenant, customer, client and other lists, tenant, customer and client street and e-mail addresses and information (whether in written form or stored in any computer medium) relating in any manner to the business, operations, or prospects of the Employer, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Employer and shall be returned immediately to the Employer upon termination of the Employee's employment or on the Employer's request at any time.



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                  Upon the termination of his employment as an employee of the
Employer, the Employee will immediately deliver to the Employer all lists, books, records, schedules, data, and other information (including all copies) of every kind relating to or connected with the Employer and its activities, business, and customers.

         16. NON-COMPETITION. In case of his termination with cause or his voluntary resignation from his employment with the Employer (other than a voluntary resignation during the Change of Control Period), the Employee specifically agrees that for a period of one year (the "Non-Competition Period") from and after the time of his termination with cause or voluntary resignation, and subject to the exceptions for the Employee's engagement in other businesses or ventures as described in Paragraph 3, the Employee shall not without the prior written consent of the Board of Directors of the Employer, directly or indirectly, (i) enter into the employment of, render any services to, engage, manage, operate, own, or otherwise offer other assistance to or participate in, as an officer, director, employee, principal, proprietor, representative, stockholder, partner, associate, consultant or otherwise, any person or entity that competes, plans to compete or is considering competing with the Employer in any business of the Employer existing or proposed at the time the Employee shall cease to perform services hereunder (a "Competing Entity") in the states of Texas or Florida or in any other state in which the Employer conducts material operations during the term of this Agreement (collectively, the "Territory");
(ii) interfere with or disrupt or attempt to disrupt, or take any action that could reasonably be expected to disrupt, any past or present or prospective relationship, contractual or otherwise, between the Employer and any tenant, customer, supplier, sales representative, consultant or employee of the Employer; (iii) directly or indirectly solicit for employment or attempt to employ, or assist any other entity in employing or soliciting for employment, either on a full-time or part-time or consulting basis, any employee or executive (whether salaried or otherwise, union or non-union) of the Employer who within one year of the time the Employee ceased to perform services hereunder had been employed by the Employer, or (iv) communicate with or solicit any person who was a tenant or customer of the Employer or any present or future tenant or customer of the Employer (including without limitation tenants or customers previously or in the future generated or produced by Employee), in any manner which interferes or might interfere with such tenant's or customer's relationship with the Employer, or in an effort to obtain such tenant or customer as a tenant or customer of any person in the Territory. Notwithstanding the foregoing, the Employee shall be permitted to own up to a ten percent equity interest in a Competing Entity.

         17. VIOLATIONS OF COVENANTS, ETC.

                  (a) The Employee agrees and acknowledges that (i) the services to be rendered by him hereunder are of a special and original character that gives them unique value, (ii) that the provisions of Paragraph 16, are, in view of the nature of the business of the Employer, reasonable and necessary to protect the legitimate interests of the Employer, (iii) that his violation of any of the covenants or agreements contained in this Agreement would cause irreparable injury to the Employer, (iv) that the remedy at law for any violation or threatened violation thereof would be inadequate, and (v) that the Employer shall be entitled to temporary and permanent injunctive or other equitable relief as it may deem appropriate without the




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

accounting of all earnings, profits, and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies available to the Employer. The Employee hereby agrees that in the event of any such violation, the Employer shall be entitled to commence an action in any court of appropriate jurisdiction for any such preliminary and permanent injunctive relief and other equitable relief.

                  (b) The Employer and the Employee recognize that the laws and public policies of the various states of the United States and the District of Columbia may differ as to the validity and enforceability of certain of the provisions contained herein. It is the intention of the Employer and the Employee that the provision of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be deemed to be invalid or unenforceable, as may be determined by an arbitral tribunal, this Agreement shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         18. NOTICE. Any notice required or permitted to be given hereunder shall be deemed given when actually delivered by overnight courier, facsimile, hand or United States mail, by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or such other address as may be given to the other party in writing):

         To the Employer:       Equity One, Inc.
                                1696 NE Miami Gardens Drive
                                Miami, Florida 33179
                                Attention: President
                                (305) 947-1734 (facsimile)

         To the Employee:       Mr. Chaim Katzman
                                Equity One, Inc.
                                1696 NE Miami Gardens Drive
                                Miami, Florida 33179
                                (305) 947-1734 (facsimile)

         19. WAIVER OF BREACH. The waiver by any party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         20. ASSIGNMENT. Subject to the limitations below, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and permitted assigns. The Employer shall have the right to assign this Agreement and its rights hereunder to any entity resulting from the reorganization, merger or consolidation of the Employer or with any entity to which the Employer may sell all or substantially all of its assets. The Employee acknowledges that his obligations hereunder are personal and unique and agrees that he will not assign this Agreement or any of his rights or obligations hereunder, except that the Employee may assign this Agreement to an entity or entities controlled by the Employee or the Employee's immediate family; provided, however, that the Employee shall provide the services required hereunder. For purposes of this Paragraph, the Employee or his family shall be deemed to control an entity if the Employee and his immediate family own, in the aggregate, at least a majority of the ownership interest of such entity. Any attempted assignment in violation of this Paragraph shall be void AB INITIO.

         21. ATTORNEYS' FEES. The Employer shall reimburse the Employee for the reasonable attorneys' fees and costs incurred by the Employee in connection with the review, negotiation and execution of this Agreement. In the event either party is required to seek legal counsel to enforce the terms and provisions of this Agreement, the prevailing party in any action shall be entitled to recover attorneys' fees and costs (including on appeal).

         22. ARBITRATION. Except as to any action commenced pursuant to Paragraph 16, in the event of any controversy or claim between the parties to this Agreement arising out of, or relating to, this Agreement, or any breach thereof, whether that claim sounds in tort, contract, or any other legal theory, then that dispute shall be resolved by binding arbitration, and judgment upon the award(s) rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitral tribunal shall consist of one member, appointed by agreement between the parties; failing such agreement, an independent, neutral arbitrator will be appointed by the supervising authority. Arbitration will be held in Miami, Florida, under the American Arbitration Association's Rules of Commercial Arbitration and under the institutional supervision of the American Arbitration Association. The procedural law governing the arbitration shall be the law of Florida; the substantive law applied by the arbitrator shall be the law of Florida. The proceedings shall be conducted in the English language. Attorneys' fees and the costs of the arbitration, including the fees of the arbitrator, shall ordinarily be charged to the unsuccessful party, but the arbitrator shall have the power to apportion the legal fees and costs as the arbitrator deems fair and appropriate.

         23. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements, both oral and written, between the Employee and the Employer with respect to the Employee's employment by the Employer, except as are set forth in the Employee's employee handbook and all other plans, policies and procedures applicable to the executives of the Employer generally. This Agreement may be changed only by agreement in writing signed by both parties.

         24. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         25. SURVIVAL. Notwithstanding the termination or expiration of this Agreement, the obligations under Paragraphs 4(i), 11, 12, 13, 14, 15, 16, 17 and 22 of this Agreement shall survive and remain in full force and effect.

         26. HEADINGS. The headings herein are for convenience of reference only and shall not be deemed to be part of the substance of this Agreement.

         27. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                             EMPLOYER:

/s/ Michele Guard                   EQUITY ONE, INC., a Maryland corporation
-----------------------------

/s/ Alan Merkur                     By: /s/ DORON VALERO
-----------------------------          ---------------------------------
                                         Doron Valero, President


WITNESSES:                          EMPLOYEE:


/s/ Thomas Meredith                 /s/ CHAIM KATZMAN
-----------------------------       ------------------------------------
                                    Chaim Katzman

                                                                       EXHIBIT A
                                                                       ---------



                                2002 BONUS TARGET

The Target for the payment of the 2002 Bonus Amount to the Employee shall be eight points. Points will be based on the indicated percentage increase for each of the following components, comparing calendar 2002 to calendar 2001, based on the Employer's audited financial statements, consistently applied, as follows:

         1.       EBIDTA Growth (excluding sale of properties)

                  Percentage
                    Growth                  Points
                  ----------                ------

                      3%                       1
                      6%                       2
                      9%                       3
                      18%                      4

         2. Funds From Operations (FFO) per the number of shares used in computing basic earnings per share

                  Percentage
                    Growth                  Points
                  ----------                ------

                      1%                       1
                      1.5%                     2
                      3%                       3
                      4.5%                     4

         3.       Basic Earnings Per Share (EPS)

                  Percentage
                    Growth                  Points
                  ----------                ------

                      1%                       1
                      1.5%                     2
                      3%                       3
                      4.5%                     4

         4.       Discretion of the Compensation Committee:

                  Up to 4 additional points, at the discretion of the compensation committee